PHOTRONICS, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	November 3,	October 28,
	2013	2012
Assets

Current assets:
Cash and cash equivalents	$215,615	$218,043
Accounts receivable	73,357	75,685
Inventories	18,849	17,702
Other current assets	10,645	8,364

Total current assets	318,466	319,794

Property, plant and equipment, net	422,740	380,808
Investment in joint venture	93,124	93,252
Intangible assets, net	34,080	37,384
Other assets	17,519	17,996

	$885,929	$849,234

Liabilities and Equity

Current liabilities:
Current portion of long-term borrowings	$11,818	$7,781
Accounts payable and accrued liabilities	92,769	77,732

Total current liabilities	104,587	85,513

Long-term borrowings	182,203	168,956
Other liabilities	11,308	8,764

Equity	587,831	586,001

	$885,929	$849,234